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                                                                Exhibit 5.1(a)


                             [Vinson & Elkins Logo]
                                ATTORNEYS AT LAW

                             VINSON & ELKINS L.L.P.
                               1001 FANNIN STREET
                                   SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                            TELEPHONE (713) 758-2222
                               FAX (713) 758-2346


WRITER'S TELEPHONE                                                  WRITER'S FAX
  (713) 758-3820                                                  (713) 615-5605
                               October 22, 1997


Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Forum Capital Markets L.P.
McDonald & Company Securities, Inc.
  c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036

Ladies and Gentlemen:

         We have acted as special counsel to Lomak Petroleum, Inc., a Delaware corporation (the "Company"), and Lomak Financing Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the Placement Agreement, dated October 16, 1997 (the "Placement Agreement"), among the Company and you (the "Initial Purchasers"), pursuant to which the Initial Purchasers have severally agreed to purchase from the Trust $120,000,000 aggregate liquidation amount of 5 3/4% Trust Convertible Preferred Securities (the "Convertible Preferred Securities") (including $10,000,000 aggregate liquidation amount of Convertible Preferred Securities to be purchased as a result of the Initial Purchasers' exercise of the over-allotment option granted to them by the Trust). Each capitalized term used but not otherwise defined herein shall have the meaning set forth in the Placement Agreement.

         In such capacity, we have examined the following documents:

         (a) The Offering Memorandum, dated October 16, 1997 (the "Final Memorandum"), relating to the Convertible Preferred Securities;

         (b) The Amended and Restated Declaration of Trust of the Trust, dated as of October 22, 1997 (the "Declaration");

         (c) The Registration Rights Agreement, dated as of October 22, 1997 (the "Registration Rights Agreement"), among the Trust, the Company and the Initial Purchasers;



  HOUSTON   DALLAS   WASHINGTON, D.C.   AUSTIN   MOSCOW   LONDON   SINGAPORE

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         (d) The Common Securities Guarantee Agreement and the Convertible
Preferred Securities Guarantee Agreement, each dated as of October 22, 1997 (collectively, the "Guarantees"), of the Company;

         (e) The Indenture, dated as of October 22, 1997, as supplemented by the First Supplemental Indenture, dated as of October 22, 1997, between the Company and The Bank of New York (the "Indenture"); and

         (f) The form of the Convertible Debentures of the Company, dated as of October 22, 1997, issued pursuant to the Indenture.

We have also examined, and relied upon as to matters of fact, the documents delivered to the Company and the Trust at the closing of the purchase and sale of the Convertible Preferred Securities and the representations and warranties of the Initial Purchasers set forth in the Placement Agreement. In addition, we have examined and relied upon certificates of public officials and officers of the Company and the Trust, and we have made such other investigations and examined such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

         In rendering the opinions set forth below, we have assumed, in each case without independent verification, (i) the genuineness of all signatures on documents or instruments reviewed by us, (ii) the authenticity of all documents or instruments submitted to us as originals, (iii) the conformity to the original document of all documents submitted to us as copies thereof, (iv) the legal capacity of all natural persons executing documents or instruments reviewed by us, (v) the completeness of all records of the Company and the Trust examined by us, (vi) except to the extent set forth in paragraphs 5 through 9 below, the due authorization, execution and delivery by the parties thereto of all documents and instruments examined by us and (vii) that documents listed in
(b) through (f) above constitute the valid and binding obligations of the parties thereto other than the Company or the Trust.

         Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

         1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each of the states listed on Schedule I attached hereto, which states are the jurisdictions identified by the Company to us as the only jurisdictions in which the Company owns property, has operations or conducts business.

         2. The statements set forth in the Final Memorandum under the captions "Lomak Financing Trust," "Description of Capital Stock and Indebtedness," "Description of the Convertible Preferred Securities," "Description of the Guarantee," and "Description of the Convertible Debentures," insofar as they purport to constitute a summary of the legal matters referred to therein


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or the terms of the Declaration, the Convertible Preferred Securities, the
Guarantee, and the Convertible Debentures, respectively, fairly present the matters set forth therein.

         3. Each document filed pursuant to the Exchange Act and incorporated by reference in the Final Memorandum (other than the financial statements, the related schedules, the reserve data and any other financial or statistical data included therein, as to which we express no opinion) appeared on their face to comply when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

         4. This Agreement has been duly authorized, executed and delivered by the Company.

         5. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (whether enforcement is sought by proceedings in equity or at law) and (c) rights of indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

         6. The Convertible Debentures have been duly authorized and, when executed by the Company, authenticated by the Indenture Trustee, issued in accordance with the Indenture and delivered to the Trust against payment therefor as described in the Final Memorandum, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (whether enforcement is sought by proceedings in equity or at law) and (c) rights of indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

         7. The Guarantees have each been duly authorized, executed and delivered by the Company and each of the Guarantees is a valid and binding agreement of the Company, in each case enforceable against the Company, except as (a) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (whether enforcement is sought by proceedings in equity or at law) and (c) rights of indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

         8. The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by applicable


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bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (whether enforcement is sought by proceedings in equity or at law) and (c) rights of indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

         9. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Declaration, the Registration Rights Agreement, the Guarantees, the Indenture and the Convertible Debentures, and the conversion of the Convertible Debentures and the Convertible Preferred Securities into Lomak Common Stock will not contravene any provision of applicable law (other than the securities laws of any jurisdiction, as to which we express no opinion other than that provided in paragraph 16), the Declaration, or the certificate of incorporation or by-laws of the Company or, to the best of our knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is listed as a material agreement in the Company's Form 10-K for the year ended December 31, 1996, or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Declaration, the Registration Rights Agreement, the Guarantees, the Indenture or the conversion of the Convertible Preferred Securities and Convertible Debentures into Lomak Common Stock, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Convertible Preferred Securities and except for such consents, approvals, authorizations, orders or qualifications as may be contemplated to be performed under the Registration Rights Agreement.

         10. The execution and delivery by the Trust of, and the performance by the Trust of its obligations under, this Agreement, the Declaration and the Registration Rights Agreement and the conversion of the Convertible Preferred Securities and the Convertible Debentures into Lomak Common Stock will not contravene any provision of applicable law (other than the securities laws of any jurisdiction, as to which we express no opinion other than that provided in paragraph 16), the Declaration, or, to the best of our knowledge, any agreement or other instrument binding upon the Trust that is material to the Trust, or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Trust of its obligations under this Agreement, the Declaration or the Registration Rights Agreement or the conversion of the Convertible Preferred Securities and the Convertible Debentures into Lomak Common Stock, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Convertible Preferred Securities and except for such consents, approvals, authorization, orders or qualifications as may be contemplated to be performed under the Registration Rights Agreement.

         11. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Memorandum.



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         12. The shares of Lomak Common Stock initially issuable upon the conversion of the Convertible Debentures and the Convertible Preferred Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights.

         13. The shares of the Company's outstanding Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to any preemptive rights.

         14. Neither the Company nor the Trust is, and after giving effect to the issuance of the Convertible Preferred Securities and the Convertible Debentures and the application of the proceeds thereof as described in the Final Memorandum, neither the Company nor the Trust will be, an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

         15. To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Trust, the Company or any of its subsidiaries is a party or to which any of the properties of the Trust, the Company or any of its subsidiaries is subject other than proceedings described in the Final Memorandum and proceedings that would not have a material adverse effect on the Trust or the Company and its subsidiaries, taken as a whole, or on the power or ability of the Trust or the Company to perform its respective obligations under this Agreement, the Indenture, the Convertible Preferred Securities, the Convertible Debentures, the Declaration, the Guarantees or the Registration Rights Agreement or to consummate the transactions contemplated by the Final Memorandum.

         16. Based on the representations, warranties and agreements of the Company and the Initial Purchasers in this Agreement and on the representations and agreements contained in the Final Memorandum and the Indenture, it is not necessary in connection with the offer, sale and delivery of the Convertible Preferred Securities to the Initial Purchasers under this Agreement or in connection with the initial resale of the Convertible Preferred Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum to register the Convertible Preferred Securities, the Lomak Common Stock, the Guarantee or the Convertible Debentures under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

         17. The Trust will be classified as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Convertible Preferred Securities will generally be considered the owner of an undivided interest in the Convertible Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Convertible Debentures.

         18. Although the matter is not free from doubt, the Convertible Debentures should be classified for United States federal income tax purposes as indebtedness of the Company.

         19. Although the discussion set forth in the Final Memorandum under the heading "United States Federal Income Taxation" does not purport to discuss all possible United States


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federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Securities, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Securities under current United States federal income tax law.

         In passing upon the form of the Final Memorandum (and the documents incorporated by reference therein), we have necessarily assumed the correctness and completeness of the statements made therein. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum or documents incorporated by reference therein, and we have not independently verified the accuracy, completeness or fairness of such statements (except to the extent set forth in paragraph 3 and 18 above). Without limiting the foregoing, we assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements, including the notes thereto, the financial statement schedules, and other financial, accounting, statistical and reserve data included in, or incorporated into, the Final Memorandum and we have not examined the financial records from which such statements and data are derived. We have, however, participated in conferences with officers and other representatives of the Company and the Trust, counsel for the Company and the Trust, representatives of the independent public accountants for the Company and representatives of the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed. We have also reviewed certain organizational documents furnished to us by the Company and the Trust as applicable. Based on such participation and review (relying as to materiality in part upon the officers and the other representatives of the Company and the Trust and the Company's independent public accountants), and subject to the limitations described above, no information has come to our attention that causes us to believe that the Final Memorandum, as amended or supplemented, prior to the Closing Date (other than the financial statements, the related schedules, the reserve data and any other financial or statistical data included therein, as to which we express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         We express no opinion with respect to the following provisions to the extent that the same are contained in the documents described in the second paragraph of this letter: (a) provisions purporting to waive or not give effect to rights to notices, counterclaims, set-offs, legal defenses, provision of law, jury trial, or other rights or benefits that cannot be waived under applicable law, (b) provisions purporting to establish jurisdiction or venue or method of service of process, (c) provisions providing for subrogation, (d) provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction to the extent that the same are inconsistent with public policy, (e) provisions purporting to give rise to a separate cause of action if a judgment is rendered in a foreign currency and (f) provisions purporting to reinstate an obligation after its discharge.

         In rendering the opinions expressed in paragraphs 9 and 10 above, we have made no examination of any accounting or financial matter and express no opinion with respect thereto. In


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rendering the opinions expressed in paragraphs 17 through 19 above, we have assumed full compliance with the terms of the Declaration and the Indenture.

         All references herein to "to our knowledge" (or any similar term) shall mean the actual current knowledge of attorneys presently with our firm who have within the last year given substantive attention to the Company, the Trust or the Company's subsidiaries in the form of legal consultation or legal representation.

         The opinions expressed herein are based solely upon and are limited to the internal laws of the State of Texas, the corporation law of the State of Delaware and the federal laws of the United States of America. Insofar as the opinions expressed herein may relate to the laws of the State of Delaware, we have relied, without any independent investigation on our part, on the opinion of Richards, Layton & Finger dated the date hereof and delivered to the Initial Purchasers.

         This opinion is furnished to you solely for your benefit pursuant to
Section 5(c) of the Placement Agreement. This letter and the opinions expressed herein may not be used or relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our prior written consent. Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent.


                                                 Very truly yours,

                                                 /s/ VINSON & ELKINS L.L.P.



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                                   SCHEDULE I

                         States of Foreign Qualification
                         -------------------------------


       Entity           State of Incorporation   States of Foreign Qualification
       ------           ----------------------   -------------------------------

Lomak Petroleum, Inc.          Delaware                      Texas
--------------------------------------------------------------------------------